EX-99.B-77C

                      UNITED CONTINENTAL INCOME FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             38,257,556   1,234,712       0
J. Dillingham            38,269,041   1,223,227       0
D. Gardner               38,186,387   1,305,881       0
L. Graves                38,240,090   1,252,178       0
J. Harroz Jr.            38,170,439   1,321,829       0
J. Hayes                 38,141,112   1,351,156       0
R. Hechler               38,204,647   1,287,621       0
H. Herrmann              38,217,133   1,275,135       0
G. Johnson               38,084,484   1,407,784       0
W. Morgan                38,194,512   1,297,756       0
R. Reimer                38,150,063   1,342,205       0
F. Ross                  38,263,402   1,228,866       0
E. Schwartz              38,196,439   1,295,829       0
K. Tucker                38,247,930   1,244,338       0
F. Vogel                 38,256,560   1,235,708       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            37,793,521      155,169   1,543,578       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            35,617,261    2,062,861   1,768,483     43,663

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            35,665,491    1,241,739   2,541,375     43,663

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            35,354,917    1,146,708   2,990,643       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.